Exhibit 99.1

      RESOLVED, that, in order to clarify the Trust's Bylaw amendment requirements, the Fourth Amended and Restated Bylaws shall be amended to delete Article XI and replace it with a new
Article XI to read as follows:

                           ARTICLE XI

                           Amendments

           Except as otherwise provided by applicable law or the Declaration of Trust, the power to alter, amend or repeal these Bylaws or to adopt new Bylaws shall be vested in the Trust Managers and (to the extent not inconsistent with the Texas REIT Act and the Declaration of Trust and specified in the notice of the meeting) the shareholders. Such action to amend the Bylaws may be taken (i) with respect to all Bylaw provisions, by the affirmative vote of a majority of the Trust Managers, or (ii)(a) with respect to Section 2.5, Section 3.3, Section 3.4, Section 3.6, Article IX or Article XI of these Bylaws, by the affirmative vote of the holders of two-thirds (2/3) of the Trust's outstanding shares, or (b) with respect to all other
     Bylaws, by the affirmative vote of the holders of a majority of the Trust's outstanding shares.